Exhibit 99.1

Brookfield Business Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12 Bermuda

October 26, 2015	VIA EDGAR

Division of Corporation Finance
U.S. Securities and Exchange Commission
100 F Street NE
Washington, DC  20549-3561

Re:                 Brookfield Business Partners L.P.
Registration Statement on Form F-1
Request for Waiver and Representation under Item 8.A.4 of Form 20 F

Ladies and Gentlemen:

The undersigned, Brookfield Business Partners L.P., a foreign private issuer organized under the laws of Bermuda (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to a proposed spin-off by Brookfield Asset Management Inc. (“Brookfield”) and listing in the United States of the Company’s limited partnership units.

The Company has included in the Registration Statement the audited combined carve-out financial statements of Brookfield’s business services and industrial operations, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, as at December 31, 2014 and December 31, 2013 and for each of the years in the three year period ended December 31, 2014, and the unaudited condensed combined carve-out financial statements of Brookfield’s business services and industrial operations as at June 30, 2015 and December 31, 2014 and for the three and six month periods ended June 30, 2015 and June 30, 2014.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission (the “Staff”) at Section III.B.c, in which the Staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1. The Company is not currently a public reporting company in any jurisdiction.

2. The Company is not required by any jurisdiction outside the United States to comply with the 12-Month Requirement.

3. Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

4. The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2015 will be available until the end of March 2016.

5. In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

Brookfield Business Partners L.P. by its general partner,
1922859 Alberta ULC

/s/ A.J. Silber
By:	A.J. Silber
Title:	Director